UNITED STATES

SECURITIESAND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities ExchangeAct of 1934

Date of Report (Date of earliest event reported): July 16, 2025

_______________________________

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

______________________________

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the SecuritiesAct (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the ExchangeAct (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the SecuritiesAct of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangeAct. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

(b) Departure of Chief Executive Officer.

On July 16, 2025, James W. Green notified the board of directors (the “Board”) of Harvard Bioscience, Inc. (the “Company”) of his resignation as President and Chief Executive Officer and member of the Board. Mr. Green’s resignation as President and Chief Executive Officer and as Chairman of the Board will be effective on July 28, 2025. His last day as an employee of the Company and the date of his resignation from the Board will be August 15, 2025. Mr. Green’s resignation is not a result of any disagreement with the Company or any matter relating to financial policies or procedures.

(c) Appointment of Chief Executive Officer.

On July 16, 2025, the Board of Directors of the Company appointed John Duke to serve as President and Chief Executive Officer effective July 28, 2025. In this role, Mr. Duke will serve as the Company’s principal executive officer.

Mr. Duke, age 54, has served as member of the Board since June 2025. From January 2024 until immediately prior to becoming Chief Executive Officer of the Company, Mr. Duke was Chief Executive Officer of Plastic Molding Technology, a plastics manufacturing company providing broad capabilities, including injection molding and thermoforming, coupled with technical expertise. From February 2021 until April 2023, Mr. Duke served as Chief Business Officer for Lyten, an Advanced Materials company that transforms greenhouse gases into Lyten 3D Graphene™ and developing innovative products across multiple industries. Prior to Lyten, Mr. Duke served in multiple positions at Corning Incorporated, one of the world's leading innovators in materials science, including Corporate Vice President, Corporate Officer, VP & GM - Glass Microsystems from April 2017 to February 2021, Vice President Sales and Marketing, Gorilla Glass from April 2016 to April 2017 and Vice President, Business Operations, Corning Life Sciences from October 2012 to March 2016. Mr. Duke holds a BS in Materials Science from University of Utah and an MBA from Harvard Business School.

(d) Election of Directors.

On July 16, 2025, the Board appointed Robert Gagnon and Seth Benson to serve as members of the Board. Mr. Gagnon will serve as a Class I director with a term that will expire at the Company’s 2028 annual meeting of stockholders. Mr. Gagnon was also appointed to serve as chair of the Audit Committee and chair of the Compensation Committee. Mr. Benson will serve as a Class III director with a term that will expire at the Company’s 2027 annual meeting of stockholders. Mr. Benson was also appointed to serve as a member of the Audit Committee.

(e) Compensatory Arrangements

In connection with the appointment of Mr. Duke as the Company’s Chief Executive Officer, the Company and Mr. Duke entered into an employment agreement (the “Employment Agreement”) dated July 16, 2025. The Employment Agreement provides that Mr. Duke will receive an annual base salary of $480,000, subject to annual review beginning in 2026. Mr. Duke will also be eligible to receive annual cash incentive compensation of up to 80% of his base salary payable upon meeting objectives as determined by the Board or a committee thereof from time to time in their sole discretion. Commencing with fiscal year 2026, Mr. Duke shall be eligible to participate in annual equity grants, in the sole discretion of the Board or committee thereof, which , for 2026, the target value is anticipated to be $1,036,000. Mr. Duke will also be entitled to receive other benefits included in the Company’s employee benefit plans.

The Employment Agreement with Mr. Duke also requires the Company to provide certain payments and benefits in the event of a termination of Mr. Duke’s employment. Such benefits include, without limitation, accrued and unpaid base salary to the date of termination, accrued and unused vacation, and if to the extent required by law, any bonuses or other compensation actually earned for periods ended prior to the termination event. Severance and acceleration of vesting benefits are provided for certain termination events, including termination by the Company without cause, termination by Mr. Duke for good reason and termination in connection with a change-in-control, which are each defined in the Employment Agreement. In some instances, Mr. Duke’s receipt of such payments and other benefits in connection with such a termination is subject to Mr. Duke signing a general release of claims, as provided in the Employment Agreement.

In accordance with and subject to the terms of the Employment Agreement, on his employment commencement date, the Company will granted Mr. Duke (i) an equity award consisting of 500,000 restricted stock units which shall vest in three equal annual installments commencing on the first anniversary of the grant date and (ii) long term incentive equity awards which shall consist of market condition deferred stock awards of restricted stock units with a target share amount of 500,000, with vesting linked to the achievement of a relative total shareholder return, of the Company’s Common Stock compared to the relative performance of the Russell 2000 from the grant date over the three year period following the grant date.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On July 16, 2025, the Board amended the standard compensation for non-employee directors by reducing the aggregate value of the annual retainer from $190,000 to an approximate value of $135,000, to be composed of (i) an equity award of 110,000 restricted stock units; and (ii) an annual cash retainer of $91,000, which will be made to all non-employee directors, excluding Mr. Duke who will cease to be an non-employee director on July 28, 2025.

Item 8.01	Other Events

On July 16, 2025, the Company issued a press release in connection with Mr. Green’s resignation as President and Chief Executive Officer, Mr. Duke’s appointment as President and Chief Executive Officer and the appoitnments of Mr. Gagnon and Mr. Benson to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between John Duke and the Company dated July 16, 2025
99.1	Press Release dated July 17, 2025
104	Cover Page Interactive Data File (embedded withing the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities ExchangeAct of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: July 17, 2025	/s/ Mark Frost
Mark Frost
Interim Chief Financial Officer and Treasurer